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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-33098 and 333-55656) and Forms S-8 (Nos. 33-10169, 33-26726, 33-38362, 33-44663 and 333-44364) of Cleco Corporation of our
report dated January 30, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference on this Form 10-K. We also consent to the incorporation by reference of our report dated January 30, 2001 relating to the financial statement schedules, which appears in this Form 10-K.

                                          PricewaterhouseCoopers LLP

                                          New Orleans, Louisiana
                                          January 30, 2001